Independent Auditors' Consent


The Board of Directors
Total System Services, Inc.


We consent to the use of our reports incorporated herein by reference.


                                               /s/KPMG Peat Marwick LLP
                                               KPMG PEAT MARWICK LLP

Atlanta, Georgia
April 18, 1997


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